Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 2, 2017	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the fiscal first quarter ended December 31, 2016.

FISCAL 2017 FIRST QUARTER SUMMARY

•	Consolidated net income of $88.9 million or $1.04 per share compared to a consolidated net loss of $189.1 million or $2.23 per share in the prior year

•	Adjusted EBITDA of $228.3 million, up from $204.8 million in the prior year (non-GAAP reconciliation on page 21)

•	Net production of 44.9 Bcfe, an 18% increase from prior year and 13% increase from the fiscal 2016 fourth quarter

•	Seneca lease operating and transportation expense of $0.88 per Mcfe, down $0.15 per Mcfe or 15% from the prior year

•	Seneca G&A expense of $0.29 per Mcfe, down $0.23 per Mcfe or 44% from prior year

•	Seneca DD&A expense of $0.65 per Mcfe, down $0.51 per Mcfe or 44% from the prior year

•	Gathering revenues of $27.9 million on 50.6 Bcf of throughput, up $9.1 million from the prior year

•	Utility net income up $2.6 million or $0.03 per share on weather that was more than 17% colder than last year

•	Company is raising and tightening fiscal 2017 earnings guidance to a range of $3.10 to $3.30 per share

OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015
Reported GAAP earnings (loss)	$88,908	$(189,109)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		435,451
Tax impact of impairment of oil and gas properties		(182,889)
Joint development agreement professional fees (E&P)		4,682
Tax impact of joint development agreement professional fees		(1,966)
Operating Results	$88,908	$66,169

Reported GAAP earnings (loss) per share	$1.04	$(2.23)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		5.12
Tax impact of impairment of oil and gas properties		(2.15)
Joint development agreement professional fees (E&P)		0.06
Tax impact of joint development agreement professional fees		(0.02)
Operating Results per diluted share	$1.04	$0.78

Page 2.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Our 2017 fiscal year is off to a great start. Aside from our pipeline and storage segment, where earnings were down modestly, each of the other segments improved its financial performance over the prior year. We are particularly pleased that natural gas prices increased to levels that allowed Seneca to return wells to production. Seneca’s increased production, and the associated throughput on our gathering systems, were the main drivers that allowed us to exceed our guidance.

“We expect to keep moving forward with our plans to build our Northern Access pipeline by the middle of next fiscal year. In the meantime, our efforts will remain focused on the efficient development of our Marcellus acreage to prepare for the Northern Access capacity while continuing to evaluate our opportunities in the Utica Shale on the very same acreage. Together, these stacked formations provide plenty of running room on our acreage and will fuel our growth for an extended period."

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 7 and 8 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Operating Results as reported GAAP earnings before items impacting comparability and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation and amortization, interest and other income, impairments, items impacting comparability, and income taxes.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015	Variance
Net Income / (Loss)	$35,080	$(237,086)	$272,166
Net Income / (Loss) Per Share (Diluted)	$0.41	$(2.80)	$3.21
Adjusted EBITDA	$102,476	$91,140	$11,336

Net income in the Exploration and Production segment in the first quarter was $35.1 million or $0.41per share, compared to a net loss of $237.1 million or $2.80 per share in the prior year first quarter, an increase of $272.2 million, or $3.21 per share. Excluding the impact of last year's impairment charge, the increase in the Exploration and Production segment's first quarter earnings is mainly due to higher natural gas production and lower operating expenses, offset partially by a decrease in oil production and lower realized oil and natural gas prices after the impact of hedging. In the prior year first quarter, Seneca recorded a $435.5 million ($252.6 million after-tax) ceiling test impairment charge to reduce the value of Seneca’s oil and gas properties. There were no ceiling test impairment charges in this year’s first quarter.

The full cost method of accounting requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. At December 31, 2016, the ceiling exceeded the book value of the oil and gas properties by approximately $71.5 million. While possible, Seneca does not expect to incur any impairment charges in fiscal 2017 due to the improvement in oil and gas prices and lower lease operating expenses and development costs.

Seneca's first quarter net production was 44.9 billion cubic feet equivalent ("Bcfe"), an increase of 6.9 Bcfe or 18 percent versus the prior year first quarter, and 5.1 Bcfe or 13 percent versus the fourth quarter of fiscal 2016. Net natural gas production increased 7.0 Bcf or 21 percent versus the prior year due mainly to higher natural gas production in Appalachia. An improvement in local natural gas pricing in Pennsylvania allowed Seneca to produce most of its available production volumes since November

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Page 3.

1, 2016, selling 8.6 Bcf (net) in the daily spot markets and under new seasonal firm sales agreements during the quarter. Seneca voluntarily curtailed a modest 3.5 Bcf (net) of natural gas production during the quarter, which was a decrease from the 14.6 Bcf (net) in the prior year first quarter. For the remainder of fiscal 2017, Seneca has entered into an additional 6.0 Bcf (net) of seasonal firm sales agreements that will further reduce its daily local spot market exposure.

Seneca’s crude oil production decreased 27 thousand barrels ("Mbbl") or 4 percent due mainly to the lingering impact of a disruption in steam flood operations in the North Midway Sunset field in early fiscal 2016. Field production at North Midway Sunset is expected to return to pre-disruption levels in the second quarter of fiscal 2017.

Seneca's average realized natural gas price, after the impact of hedging, for the first quarter was $2.97 per thousand cubic feet ("Mcf"), a decrease of $0.19 per Mcf versus the prior year. Seneca's average realized oil price, after the impact of hedging, was $54.71 per barrel ("Bbl"), a decrease of $5.05 per Bbl. Seneca's average realized natural gas and oil prices benefited from an uplift of $0.58 per Mcf and $10.89 per Bbl, respectively, from financial hedges settled during the quarter. At the midpoint of Seneca’s fiscal 2017 production guidance range, Seneca is 82 percent and 55 percent hedged on projected natural gas and oil production, respectively, for the remainder of fiscal 2017 (see page 5 for earnings guidance update).

Depreciation, depletion and amortization ("DD&A") expense decreased $15.0 million due to lower per unit DD&A, offset partially by the impact of higher production. Seneca’s per unit DD&A decreased by $0.51 per Mcf equivalent ("Mcfe") to $0.65 per Mcfe due to a lower depletable fixed asset balance resulting mainly from the ceiling test impairment charges recorded during the prior four quarters.

Seneca’s General & Administrative (“G&A”) expense decreased $7.0 million due to lower personnel costs and nonrecurring professional fees recorded in the prior year. In the prior year first quarter, Seneca incurred $4.7 million of professional and legal expenses relating to the joint development agreement that Seneca entered into in December 2015. Seneca’s per unit of production G&A expense for the quarter was $0.29 per Mcfe, a decrease of $0.23 per Mcfe or 44 percent from the prior year.

Lease operating and transportation expense ("LOE") increased $0.7 million due mainly to higher production, which was partially offset by lower per unit LOE expense. Per unit LOE expense decreased from $1.03 per Mcfe to $0.88 per Mcfe. The $0.15 per Mcfe improvement is largely the result of higher Appalachian natural gas production, which carries lower LOE costs relative to Seneca’s California oil production, as well as a general reduction in well repair and maintenance costs across Seneca's California and Appalachia divisions.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015	Variance
Net Income / (Loss)	$19,368	$21,276	$(1,908)
Net Income / (Loss) Per Share (Diluted)	$0.23	$0.25	$(0.02)
Adjusted EBITDA	$48,014	$50,741	$(2,727)

The Pipeline and Storage segment's first quarter earnings decreased from the prior year due primarily to higher Operation and Maintenance ("O&M") expense and lower Other Income. O&M expense increased $2.6 million due to higher personnel costs and an increase in expenses associated with the operation of the segment’s expanded compressor facilities. Other Income decreased $0.9 million as the Company recorded lower allowance for funds used during construction (“AFUDC”) following the completion of the expansion projects that were placed in-service during the prior year first quarter.

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Operating revenues for the Pipeline & Storage segment were relatively flat when compared to the prior year first quarter. The increase in revenues resulting from a full quarter of revenue from Supply Corporation’s Northern Access 2015 project and Empire’s Tuscarora Lateral Project, which were placed in-service during the prior year first quarter, were more than offset by a reduction in Supply Corporation and Empire’s rates that went into effect following recent rate case settlements.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015	Variance
Net Income / (Loss)	$10,981	$4,921	$6,060
Net Income / (Loss) Per Share (Diluted)	$0.13	$0.06	$0.07
Adjusted EBITDA	$25,101	$16,458	$8,643

The Gathering segment’s first quarter earnings increased $6.1 million or 123 percent versus the prior year on higher revenues. Operating revenues increased $9.1 million as the increase in Seneca’s gross Appalachian natural gas production, which includes production from joint development wells, helped drive higher volumes across the Company’s gathering systems. The Gathering segment transported 50.6 Bcf on its systems in the first quarter, up 16.8 Bcf or 50 percent from the prior year. While operating revenues were up 48 percent for the quarter, operating expenses increased only 2 percent versus the prior year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015	Variance
Net Income / (Loss)	$21,175	$18,606	$2,569
Net Income / (Loss) Per Share (Diluted)	$0.25	$0.22	$0.03
Adjusted EBITDA	$52,331	$45,918	$6,413

The Utility segment’s earnings increased $2.6 million or 14 percent due mainly to colder weather, higher customer usage and the positive impact of routine regulatory adjustments, offset partially by higher O&M and DD&A expenses. Weather in Distribution’s Pennsylvania service territory was 17.9 percent colder on average than last year, resulting in higher retail residential and transportation customer throughput and revenues. In New York, the impact of weather variations on earnings is largely mitigated by that jurisdiction’s weather normalization clause. O&M expense increased $2.9 million versus the prior year due mainly to higher personnel costs.

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Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2016	2015	Variance
Net Income / (Loss)	$1,782	$1,223	$559
Net Income / (Loss) Per Share (Diluted)	$0.02	$0.01	$0.01
Adjusted EBITDA	$2,846	$1,846	$1,000

The Energy Marketing segment's first quarter earnings increased $0.6 million or 46 percent due to higher margins. NFR’s margins were positively impacted by colder weather, which increased retail customer usage.

Corporate and All Other

The Corporate and All Other category earnings of $0.5 million or $0.00 per share for the quarter ended December 31, 2016, compares to earnings of $2.0 million or $0.03 per share in the prior year first quarter. The decrease is due to higher corporate operating expenses and higher income taxes.

EARNINGS GUIDANCE

The Company is revising its earnings guidance for fiscal 2017 to a range of $3.10 to $3.30 per share. The Company is also updating fiscal 2017 capital expenditure and production guidance and revising some of its Exploration & Production forecast assumptions.

	Updated FY 2017 Guidance	Previous FY 2017 Guidance
Consolidated Earnings per Share	$3.10 to $3.30	$2.85 to $3.15

Capital Expenditures (Millions)
Exploration & Production (1)	$180 - $220	$180 - $220
Pipeline & Storage	$200 - $250	$390 - $440
Gathering	$65 - $75	$65 - $75
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$535 - $645	$725 - $835

Exploration & Production Segment Guidance
NYMEX Natural Gas Price Assumption	$3.25	$3.25
NYMEX Crude Oil Price Assumption	$55.00	$53.00

Production (Bcfe)
East Division - Appalachia	135 to 153	125 to 148
West Division - California	20 to 22	20 to 22
Total Production	155 to 175	145 to 170

E&P Operating Costs ($/Mcfe)
LOE	$0.95 - $1.05	$0.95 - $1.05
G&A	$0.35 - $0.40	$0.35 - $0.40
DD&A	$0.65 - $0.70	$0.65 - $0.75

(1)    Net of initial conveyance proceeds received from joint development partner for working interest in joint development wells

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EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 3, 2017, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 877-201-0168, using conference ID number “47888632.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 855-859-2056 or 404-537-3406, using conference ID number “47888632.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 10, 2017.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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Page 7.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2016 GAAP earnings	$(237,086)	$21,276	$4,921	$18,606	$1,223	$1,951	$(189,109)
Items impacting comparability:
Impairment of oil and gas producing properties	435,451						435,451
Tax impact of impairment of oil and gas producing properties	(182,889)						(182,889)
Joint development agreement professional fees	4,682						4,682
Tax impact of joint development agreement professional fees	(1,966)						(1,966)
First quarter 2016 operating results	18,192	21,276	4,921	18,606	1,223	1,951	66,169

Drivers of operating results
Higher (lower) crude oil prices	(2,367)						(2,367)
Higher (lower) natural gas prices	(5,063)						(5,063)
Higher (lower) natural gas production	14,417						14,417
Higher (lower) crude oil production	(1,061)						(1,061)
Lower (higher) lease operating and transportation expenses	(446)						(446)
Lower (higher) depreciation / depletion	9,737	386		(965)			9,158

Higher (lower) gathering and processing revenues			5,916				5,916
Lower (higher) other operating expenses	1,880	(1,722)	(313)	(1,872)		(611)	(2,638)

Colder weather				3,327			3,327
Higher usage				1,480			1,480
Regulatory true-up adjustments				1,314			1,314

Higher (lower) margins					596		596

Higher (lower) AFUDC**		(895)					(895)

Lower (higher) interest expense	688		635				1,323

Lower (higher) income tax expense / effective tax rate	(529)					(1,148)	(1,677)

All other / rounding	(368)	323	(178)	(715)	(37)	330	(645)
First quarter 2017 GAAP earnings	$35,080	$19,368	$10,981	$21,175	$1,782	$522	$88,908

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2016
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2016 GAAP earnings	$(2.80)	$0.25	$0.06	$0.22	$0.01	$0.03	$(2.23)
Items impacting comparability:
Impairment of oil and gas producing properties	5.12						5.12
Tax impact of impairment of oil and gas producing properties	(2.15)						(2.15)
Joint development agreement professional fees	0.06						0.06
Tax impact of joint development agreement professional fees	(0.02)						(0.02)
First quarter 2016 operating results	0.21	0.25	0.06	0.22	0.01	0.03	0.78

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.06)						(0.06)
Higher (lower) natural gas production	0.17						0.17
Higher (lower) crude oil production	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.01)						(0.01)
Lower (higher) depreciation / depletion	0.11	—		(0.01)			0.10

Higher (lower) gathering and processing revenues			0.07				0.07
Lower (higher) other operating expenses	0.02	(0.02)	—	(0.02)		(0.01)	(0.03)

Colder weather				0.04			0.04
Higher usage				0.02			0.02
Regulatory true-up adjustments				0.02			0.02

Higher (lower) margins					0.01		0.01

Higher (lower) AFUDC**		(0.01)					(0.01)

Lower (higher) interest expense	0.01		0.01				0.02

Lower (higher) income tax expense / effective tax rate	(0.01)					(0.01)	(0.02)

All other / rounding	0.01	0.01	(0.01)	(0.02)	—	(0.01)	(0.02)
First quarter 2017 GAAP earnings	$0.41	$0.23	$0.13	$0.25	$0.02	$—	$1.04

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 9.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2016	2015
Operating Revenues:
Utility and Energy Marketing Revenues	$207,780	$168,832
Exploration and Production and Other Revenues	161,694	152,884
Pipeline and Storage and Gathering Revenues	53,026	53,479
	422,500	375,195
Operating Expenses:
Purchased Gas	70,243	42,068
Operation and Maintenance:
Utility and Energy Marketing	50,422	47,549
Exploration and Production and Other	30,461	45,575
Pipeline and Storage and Gathering	22,660	19,568
Property, Franchise and Other Taxes	20,379	20,357
Depreciation, Depletion and Amortization	56,196	70,551
Impairment of Oil and Gas Producing Properties	—	435,451
	250,361	681,119

Operating Income (Loss)	172,139	(305,924)

Other Income (Expense):
Interest Income	1,600	1,799
Other Income	1,614	2,418
Interest Expense on Long-Term Debt	(29,103)	(30,372)
Other Interest Expense	(910)	(1,380)

Income (Loss) Before Income Taxes	145,340	(333,459)

Income Tax Expense (Benefit)	56,432	(144,350)

Net Income (Loss) Available for Common Stock	$88,908	$(189,109)

Earnings (Loss) Per Common Share:
Basic	$1.04	$(2.23)
Diluted	$1.04	$(2.23)

Weighted Average Common Shares:
Used in Basic Calculation	85,189,851	84,651,233
Used in Diluted Calculation	85,797,989	84,651,233

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2016	2016

ASSETS
Property, Plant and Equipment	$9,620,006	$9,539,581
Less - Accumulated Depreciation, Depletion and Amortization	5,133,877	5,085,099
Net Property, Plant and Equipment	4,486,129	4,454,482

Current Assets:
Cash and Temporary Cash Investments	136,493	129,972
Hedging Collateral Deposits	—	1,484
Receivables - Net	161,025	133,201
Unbilled Revenue	59,121	18,382
Gas Stored Underground	23,431	34,332
Materials and Supplies - at average cost	34,170	33,866
Unrecovered Purchased Gas Costs	3,697	2,440
Other Current Assets	49,778	59,354
Total Current Assets	467,715	413,031

Other Assets:
Recoverable Future Taxes	179,941	177,261
Unamortized Debt Expense	1,556	1,688
Other Regulatory Assets	323,448	320,750
Deferred Charges	22,215	20,978
Other Investments	114,721	110,664
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	17,960	17,649
Fair Value of Derivative Financial Instruments	42,065	113,804
Other	491	604
Total Other Assets	707,873	768,874
Total Assets	$5,661,717	$5,636,387

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 85,292,570 Shares
and 85,118,886 Shares, Respectively	$85,293	$85,119
Paid in Capital	775,868	771,164
Earnings Reinvested in the Business	762,641	676,361
Accumulated Other Comprehensive Loss	(54,859)	(5,640)
Total Comprehensive Shareholders' Equity	1,568,943	1,527,004
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	2,086,817	2,086,252
Total Capitalization	3,655,760	3,613,256

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	113,136	108,056
Amounts Payable to Customers	3,231	19,537
Dividends Payable	34,544	34,473
Interest Payable on Long-Term Debt	28,985	34,900
Customer Advances	13,779	14,762
Customer Security Deposits	16,692	16,019
Other Accruals and Current Liabilities	88,519	74,430
Fair Value of Derivative Financial Instruments	7,312	1,560
Total Current and Accrued Liabilities	306,198	303,737

Deferred Credits:
Deferred Income Taxes	803,166	823,795
Taxes Refundable to Customers	93,940	93,318
Unamortized Investment Tax Credit	340	383
Cost of Removal Regulatory Liability	195,544	193,424
Other Regulatory Liabilities	104,054	99,789
Pension and Other Post-Retirement Liabilities	272,672	277,113
Asset Retirement Obligations	113,194	112,330
Other Deferred Credits	116,849	119,242
Total Deferred Credits	1,699,759	1,719,394
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,661,717	$5,636,387

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income (Loss) Available for Common Stock	$88,908	$(189,109)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	435,451
Depreciation, Depletion and Amortization	56,196	70,551
Deferred Income Taxes	44,852	(140,013)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(226)
Stock-Based Compensation	2,482	960
Other	3,607	3,418
Change in:
Hedging Collateral Deposits	1,484	1,573
Receivables and Unbilled Revenue	(67,395)	(31,150)
Gas Stored Underground and Materials and Supplies	10,597	3,466
Unrecovered Purchased Gas Costs	(1,257)	—
Other Current Assets	9,576	(5,254)
Accounts Payable	18,805	(20,784)
Amounts Payable to Customers	(16,306)	(11,702)
Customer Advances	(983)	7,189
Customer Security Deposits	673	267
Other Accruals and Current Liabilities	5,919	(14,353)
Other Assets	(8,389)	885
Other Liabilities	(4,122)	2,904
Net Cash Provided by Operating Activities	$144,647	$114,073

Investing Activities:
Capital Expenditures	$(106,053)	$(186,437)
Net Proceeds from Sale of Oil and Gas Producing Properties	5,759	10,574
Other	(4,297)	(15,756)
Net Cash Used in Investing Activities	$(104,591)	$(191,619)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$31,400
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	226
Dividends Paid on Common Stock	(34,473)	(33,415)
Net Proceeds From Issuance of Common Stock	938	2,068
Net Cash (Used in) Provided by Financing Activities	$(33,535)	$279

Net Increase (Decrease) in Cash and Temporary Cash Investments	6,521	(77,267)
Cash and Temporary Cash Investments at Beginning of Period	129,972	113,596
Cash and Temporary Cash Investments at December 31	$136,493	$36,329

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2016	2015	Variance
Total Operating Revenues	$160,932	$151,965	$8,967

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	12,974	19,955	(6,981)
Lease Operating and Transportation Expense	39,708	39,022	686
All Other Operation and Maintenance Expense	2,552	3,145	(593)
Property, Franchise and Other Taxes	3,222	3,385	(163)
Depreciation, Depletion and Amortization	29,053	44,033	(14,980)
Impairment of Oil and Gas Producing Properties	—	435,451	(435,451)
	87,509	544,991	(457,482)

Operating Income (Loss)	73,423	(393,026)	466,449

Other Income (Expense):
Interest Income	86	667	(581)
Interest Expense	(13,523)	(14,582)	1,059

Income (Loss) Before Income Taxes	59,986	(406,941)	466,927
Income Tax Expense (Benefit)	24,906	(169,855)	194,761
Net Income (Loss)	$35,080	$(237,086)	$272,166

Net Income (Loss) Per Share (Diluted)	$0.41	$(2.80)	$3.21

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2016	2015	Variance
Revenues from External Customers	$53,000	$53,354	$(354)
Intersegment Revenues	22,155	22,183	(28)
Total Operating Revenues	75,155	75,537	(382)

Operating Expenses:
Purchased Gas	222	458	(236)
Operation and Maintenance	20,242	17,593	2,649
Property, Franchise and Other Taxes	6,677	6,745	(68)
Depreciation, Depletion and Amortization	9,662	10,256	(594)
	36,803	35,052	1,751

Operating Income	38,352	40,485	(2,133)

Other Income (Expense):
Interest Income	273	111	162
Other Income	686	1,582	(896)
Interest Expense	(8,347)	(8,038)	(309)

Income Before Income Taxes	30,964	34,140	(3,176)
Income Tax Expense	11,596	12,864	(1,268)
Net Income	$19,368	$21,276	$(1,908)

Net Income Per Share (Diluted)	$0.23	$0.25	$(0.02)

	Three Months Ended
	December 31,
GATHERING SEGMENT	2016	2015	Variance
Revenues from External Customers	$26	$125	$(99)
Intersegment Revenues	27,840	18,640	9,200
Total Operating Revenues	27,866	18,765	9,101

Operating Expenses:
Operation and Maintenance	2,754	2,273	481
Property, Franchise and Other Taxes	11	34	(23)
Depreciation, Depletion and Amortization	3,880	4,210	(330)
	6,645	6,517	128

Operating Income	21,221	12,248	8,973

Other Income (Expense):
Interest Income	146	34	112
Other Income	1	1	—
Interest Expense	(2,093)	(3,070)	977

Income Before Income Taxes	19,275	9,213	10,062
Income Tax Expense	8,294	4,292	4,002
Net Income	$10,981	$4,921	$6,060

Net Income Per Share (Diluted)	$0.13	$0.06	$0.07

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2016	2015	Variance
Revenues from External Customers	$170,971	$143,848	$27,123
Intersegment Revenues	1,826	3,664	(1,838)
Total Operating Revenues	172,797	147,512	25,285

Operating Expenses:
Purchased Gas	60,732	45,068	15,664
Operation and Maintenance	49,529	46,599	2,930
Property, Franchise and Other Taxes	10,205	9,927	278
Depreciation, Depletion and Amortization	13,102	11,618	1,484
	133,568	113,212	20,356

Operating Income	39,229	34,300	4,929

Other Income (Expense):
Interest Income	134	85	49
Other Income	92	697	(605)
Interest Expense	(7,198)	(7,334)	136

Income Before Income Taxes	32,257	27,748	4,509
Income Tax Expense	11,082	9,142	1,940
Net Income	$21,175	$18,606	$2,569

Net Income Per Share (Diluted)	$0.25	$0.22	$0.03

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2016	2015	Variance
Revenues from External Customers	$36,809	$24,984	$11,825
Intersegment Revenues	19	311	(292)
Total Operating Revenues	36,828	25,295	11,533

Operating Expenses:
Purchased Gas	32,339	21,723	10,616
Operation and Maintenance	1,643	1,723	(80)
Property, Franchise and Other Taxes	—	3	(3)
Depreciation, Depletion and Amortization	70	70	—
	34,052	23,519	10,533

Operating Income	2,776	1,776	1,000

Other Income (Expense):
Interest Income	134	50	84
Other Income	3	10	(7)
Interest Expense	(13)	(19)	6

Income Before Income Taxes	2,900	1,817	1,083
Income Tax Expense	1,118	594	524
Net Income	$1,782	$1,223	$559

Net Income Per Share (Diluted)	$0.02	$0.01	$0.01

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2016	2015	Variance
Total Operating Revenues	$554	$706	$(152)
Operating Expenses:
Operation and Maintenance	516	75	441
Property, Franchise and Other Taxes	143	143	—
Depreciation, Depletion and Amortization	241	182	59
	900	400	500

Operating Income (Loss)	(346)	306	(652)
Other Income (Expense):
Interest Income	39	19	20

Income (Loss) Before Income Taxes	(307)	325	(632)
Income Tax Expense (Benefit)	(128)	136	(264)
Net Income (Loss)	$(179)	$189	$(368)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—

	Three Months Ended
	December 31,
CORPORATE	2016	2015	Variance
Revenues from External Customers	$208	$213	$(5)
Intersegment Revenues	976	967	9
Total Operating Revenues	1,184	1,180	4
Operating Expenses:
Operation and Maintenance	3,391	2,891	500
Property, Franchise and Other Taxes	121	120	1
Depreciation, Depletion and Amortization	188	182	6
	3,700	3,193	507

Operating Loss	(2,516)	(2,013)	(503)

Other Income (Expense):
Interest Income	31,805	31,743	62
Other Income	832	128	704
Interest Expense on Long-Term Debt	(29,103)	(30,372)	1,269
Other Interest Expense	(753)	753	(1,506)

Income (Loss) Before Income Taxes	265	239	26
Income Tax Expense (Benefit)	(436)	(1,523)	1,087
Net Income	$701	$1,762	$(1,061)

Net Income Per Share (Diluted)	$—	$0.03	$(0.03)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2016	2015	Variance
Intersegment Revenues	$(52,816)	$(45,765)	$(7,051)
Operating Expenses:
Purchased Gas	(23,050)	(25,181)	2,131
Operation and Maintenance	(29,766)	(20,584)	(9,182)
	(52,816)	(45,765)	(7,051)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(31,017)	(30,910)	(107)
Interest Expense	31,017	30,910	107
Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2016		2015		(Decrease)

Capital Expenditures:
Exploration and Production	$40,689	(1)(2)	$88,125	(3)(4)	$(47,436)
Pipeline and Storage	25,392	(1)(2)	31,621	(3)(4)	(6,229)
Gathering	11,344	(1)(2)	21,744	(3)(4)	(10,400)
Utility	17,052	(1)(2)	19,917	(3)(4)	(2,865)
Energy Marketing	7		7		—
Total Reportable Segments	94,484		161,414		(66,930)
All Other	39		—		39
Corporate	60		48		12
Total Capital Expenditures	$94,583		$161,462		$(66,879)

(1)
Capital expenditures for the three months ended December 31, 2016, include accounts payable and accrued liabilities related to capital expenditures of $25.3 million, $8.7 million, $7.9 million, and $7.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2016, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2016, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the three months ended December 31, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2016.

(3)
Capital expenditures for the three months ended December 31, 2015, include accounts payable and accrued liabilities related to capital expenditures of $43.7 million, $19.0 million, $18.8 million, and $12.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2015, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the three months ended December 31, 2015, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the three months ended December 31, 2015. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2015.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2016	2015	Normal (1)	Last Year (1)

Buffalo, NY	2,253	1,966	1,677	(12.7)	17.2
Erie, PA	2,044	1,750	1,484	(14.4)	17.9

(1)	Percents compare actual 2016 degree days to normal degree days and actual 2016 degree days to actual 2015 degree days.

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2016	2015	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	39,807	32,788	7,019
West Coast	776	783	(7)
Total Production	40,583	33,571	7,012

Average Prices (Per Mcf)
Appalachia	$2.35	$1.98	$0.37
West Coast	4.24	3.65	0.59
Weighted Average	2.39	2.02	0.37
Weighted Average after Hedging	2.97	3.16	(0.19)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	—	6	(6)
West Coast	721	742	(21)
Total Production	721	748	(27)

Average Prices (Per Barrel)
Appalachia	N/M	$39.78	N/M
West Coast	$43.69	36.05	$7.64
Weighted Average	43.82	36.08	7.74
Weighted Average after Hedging	54.71	59.76	(5.05)

Total Production (Mmcfe)	44,909	38,059	6,850

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.29	$0.52	$(0.23)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.88	$1.03	$(0.15)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.65	$1.16	$(0.51)

N/M - Not Meaningful

(1)	Refer to page 12 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.53 and $0.51 per Mcfe for the three months ended December 31, 2016 and December 31, 2015, respectively.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2017
	Volume		Average Hedge Price
Oil Swaps
Brent	72,000	BBL	$91.00 / BBL
NYMEX	1,163,000	BBL	$58.40 / BBL
Total	1,235,000	BBL	$60.30 / BBL

Gas Swaps
NYMEX	27,780,000	MMBTU	$4.32 / MMBTU
Dominion Transmission Appalachian (DOM)	3,630,000	MMBTU	$3.85 / MMBTU
Dawn Ontario (DAWN)	12,990,000	MMBTU	$3.63 / MMBTU
Fixed Price Physical Sales	45,029,281	MMBTU	$2.60 / MMBTU
Total	89,429,281	MMBTU	$3.33 / MMBTU

Hedging Summary for Fiscal 2018
	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	1,119,000	BBL	$55.38 / BBL
Total	1,143,000	BBL	$56.13 / BBL

Gas Swaps
NYMEX	42,570,000	MMBTU	$3.34 / MMBTU
DOM	180,000	MMBTU	$3.82 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	32,927,835	MMBTU	$2.43 / MMBTU
Total	84,077,835	MMBTU	$2.96 / MMBTU

Hedging Summary for Fiscal 2019
	Volume		Average Hedge Price
Oil Swaps
NYMEX	756,000	BBL	$54.60 / BBL
Total	756,000	BBL	$54.60 / BBL

Gas Swaps
NYMEX	27,060,000	MMBTU	$3.17 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	11,947,289	MMBTU	$3.09 / MMBTU
Total	46,207,289	MMBTU	$3.13 / MMBTU

Hedging Summary for Fiscal 2020
	Volume		Average Hedge Price
Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	3,566,558	MMBTU	$3.24 / MMBTU
Total	27,646,558	MMBTU	$3.07 / MMBTU

Hedging Summary for Fiscal 2021
	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Total	5,440,000	MMBTU	$3.01 / MMBTU

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Three Months Ended December 31, 2016
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	6.000	0.000	6.000
Developmental	87.000	0.000	87.000
Wells Commenced
Exploratory	4.000	0.000	4.000
Developmental	12.000	7.000	19.000
Wells Completed
Exploratory	1.000	0.000	1.000
Developmental	12.000	6.000	18.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	9.000	0.000	9.000
Developmental	87.000	1.000	88.000

Net Wells in Process of Drilling
Three Months Ended December 31, 2016
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	6.000		0.000	6.000
Developmental	62.900		0.000	62.900
Wells Commenced
Exploratory	4.000		0.000	4.000
Developmental	12.000		7.000	19.000
Wells Completed
Exploratory	1.000		0.000	1.000
Developmental	2.400		6.000	8.400
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	0.000		0.000	0.000
Well Interest Sold (1)
Exploratory	0.000		0.000	0.000
Developmental	4.000		0.000	4.000
Wells in Process - End of Period
Exploratory	9.000		0.000	9.000
Developmental	68.500	(1)	1.000	69.500

(1)	Seneca's East Division sold an 80% working interest in 5 of the existing developmental wells in process to IOG during the three months ended December 31, 2016.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2016	2015	(Decrease)
Firm Transportation - Affiliated	31,607	24,709	6,898
Firm Transportation - Non-Affiliated	159,174	151,123	8,051
Interruptible Transportation	3,046	5,631	(2,585)
	193,827	181,463	12,364

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2016	2015	(Decrease)
Gathered Volume - Affiliated	50,569	33,800	16,769

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2016	2015	(Decrease)
Retail Sales:
Residential Sales	15,764	13,133	2,631
Commercial Sales	2,299	1,827	472
Industrial Sales	77	66	11
	18,140	15,026	3,114
Off-System Sales	173	—	173
Transportation	19,565	17,615	1,950
	37,878	32,641	5,237

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2016	2015	(Decrease)
Natural Gas (MMcf)	11,127	10,098	1,029

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three months ended December 31, 2016 and 2015.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2016 and 2015:

	Three Months Ended
	December 31,
	2016	2015
(in thousands)
Reported GAAP Earnings	$88,908	$(189,109)
Depreciation, Depletion and Amortization	56,196	70,551
Interest and Other Income	(3,214)	(4,217)
Interest Expense	30,013	31,752
Income Taxes	56,432	(144,350)
Impairment of Oil and Gas Producing Properties	—	435,451
Joint Development Agreement Professional Fees	—	4,682
Adjusted EBITDA	$228,335	$204,760

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$48,014	$50,741
Gathering Adjusted EBITDA	25,101	16,458
Total Midstream Businesses Adjusted EBITDA	73,115	67,199
Exploration and Production Adjusted EBITDA	102,476	91,140
Utility Adjusted EBITDA	52,331	45,918
Energy Marketing Adjusted EBITDA	2,846	1,846
Corporate and All Other Adjusted EBITDA	(2,433)	(1,343)
Total Adjusted EBITDA	$228,335	$204,760

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2016	2015
Exploration and Production Segment
Reported GAAP Earnings	$35,080	$(237,086)
Depreciation, Depletion and Amortization	29,053	44,033
Interest and Other Income	(86)	(667)
Interest Expense	13,523	14,582
Income Taxes	24,906	(169,855)
Impairment of Oil and Gas Producing Properties	—	435,451
Joint Development Agreement Professional Fees	—	4,682
Adjusted EBITDA	$102,476	$91,140

Pipeline and Storage Segment
Reported GAAP Earnings	$19,368	$21,276
Depreciation, Depletion and Amortization	9,662	10,256
Interest and Other Income	(959)	(1,693)
Interest Expense	8,347	8,038
Income Taxes	11,596	12,864
Adjusted EBITDA	$48,014	$50,741

Gathering Segment
Reported GAAP Earnings	$10,981	$4,921
Depreciation, Depletion and Amortization	3,880	4,210
Interest and Other Income	(147)	(35)
Interest Expense	2,093	3,070
Income Taxes	8,294	4,292
Adjusted EBITDA	$25,101	$16,458

Utility Segment
Reported GAAP Earnings	$21,175	$18,606
Depreciation, Depletion and Amortization	13,102	11,618
Interest and Other Income	(226)	(782)
Interest Expense	7,198	7,334
Income Taxes	11,082	9,142
Adjusted EBITDA	$52,331	$45,918

Energy Marketing Segment
Reported GAAP Earnings	$1,782	$1,223
Depreciation, Depletion and Amortization	70	70
Interest and Other Income	(137)	(60)
Interest Expense	13	19
Income Taxes	1,118	594
Adjusted EBITDA	$2,846	$1,846

Corporate and All Other
Reported GAAP Earnings	$522	$1,951
Depreciation, Depletion and Amortization	429	364
Interest and Other Income	(1,659)	(980)
Interest Expense	(1,161)	(1,291)
Income Taxes	(564)	(1,387)
Adjusted EBITDA	$(2,433)	$(1,343)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2016	2015

Operating Revenues	$422,500,000	$375,195,000

Net Income (Loss) Available for Common Stock	$88,908,000	$(189,109,000)

Earnings (Loss) Per Common Share:
Basic	$1.04	$(2.23)
Diluted	$1.04	$(2.23)

Weighted Average Common Shares:
Used in Basic Calculation	85,189,851	84,651,233
Used in Diluted Calculation	85,797,989	84,651,233

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$1,499,721,000	$1,612,199,000

Net Income (Loss) Available for Common Stock	$(12,941,000)	$(653,276,000)

Earnings (Loss) Per Common Share:
Basic	$(0.15)	$(7.73)
Diluted	$(0.15)	$(7.73)

Weighted Average Common Shares:
Used in Basic Calculation	84,983,380	84,499,299
Used in Diluted Calculation	84,983,380	84,499,299